GRUPO CASA SABA, S.A. DE C.V.

                                                                    EXHIBIT 8.1

                             LIST OF SUBSIDIARIES


DIRECT SUBSIDIARIES                      JURISDICTION OF INCORPORATION     PERCENTAGE STAKE
-------------------                      -----------------------------     ----------------

Alta del Centro, S.A. de C.V........                Mexico                       99.50%
Bloques y Ladrillos, S.A. de C.V....                Mexico                       99.99%
Capa S.A. de C.V....................                Mexico                       99.50%
Casa Saba, S.A. de C.V..............                Mexico                       99.99%
Distribuidora Casa Saba, S.A. de C.V.               Mexico                       99.99%
Distribuidora Eclipse, S.A. de C.V..                Mexico                       99.99%
Estrella del Pac{i'}fico, S.A. de C.V.              Mexico                       99.99%
Inmobiliaria Iliria, S.A. de C.V....                Mexico                       99.99%
Inmobiliaria Perceval, S.A. de C.V..                Mexico                       99.99%
Inmobiliaria Osa Mayor, S.A. de C.V.                Mexico                       99.50%
Inmuebles La Laguna, S.A. de C.V....                Mexico                       99.50%
Organizaci{o'}n Sip, S.A. de C.V....                Mexico                        99.99%
Publicaciones CITEM, S.A. de C.V....                Mexico                       99.99%
Solo S.A. de C.V....................                Mexico                       99.99%
Transportes Marproa, S.A. de C.V....                Mexico                       99.50%
Ultima del Golfo, S.A. de C.V.......                Mexico                       99.50%

INDIRECT SUBSIDIARIES
---------------------

Centennial S.A. de C.V..............                Mexico                       99.99%
Drogueros S.A. de C.V...............                Mexico                       99.99%
Estrella del Este, S.A. de C.V......                Mexico                       99.99%
Grupo Mexatar, S.A. de C.V..........                Mexico                       99.99%
Servicios Corporativos Drogueros,                   Mexico                       99.99%
    S.A. de C.V.....................
Inmuebles Visosil, S.A. de C.V......                Mexico                       99.99%
Servicios Corporativos Saba, S.A. de C.V.           Mexico                       99.99%
Distribuidora Droguera, S.A. de C.V.                Mexico                       99.99%
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